Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Starboard Investment Trust and to the use of our report dated July 28, 2020 on the financial statements and financial highlights of Adaptive Income Fund (formerly, Cavalier Adaptive Income Fund), Adaptive Fundamental Growth Fund (formerly, Cavalier Fundamental Growth Fund), Adaptive Growth Opportunities Fund (formerly, Cavalier Growth Opportunities Fund), Adaptive Hedged High Income Fund (formerly, Cavalier Hedged High Income Fund), Adaptive Tactical Economic Fund (formerly, Cavalier Tactical Economic Fund), and Adaptive Tactical Rotation Fund (formerly, Cavalier Tactical Rotation Fund), each a series of shares of beneficial interest in Starboard Investment Trust. Such financial statements and financial highlights appear in the May 31, 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
September 25, 2020